UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2005

Biogen Idec Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19311	33-0112644
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14 Cambridge Center, Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 679-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.05 Costs Associated with Exit or Disposal Activities
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement

     On June 16, 2005, Biogen Idec Inc., or the Company, and Genentech, Inc., or Genentech, entered into a Purchase and Sale Agreement and Joint Escrow Instructions, or the Agreement, pursuant to which the Company, among other things, agreed to sell the Company’s large-scale biologics manufacturing facility in Oceanside, California, known as “NIMO,” to Genentech. The consummation of the transaction is subject to various closing conditions. If the closing conditions are met, the parties anticipate that the closing of the sale will take place as early as June 23, 2005.

     Of the approximately 430 employees currently working at NIMO, approximately 330 are expected to be offered employment with Genentech and the rest are expected to remain employees of the Company.

Material Terms and Conditions of the Agreement

     The following is a brief description of the material terms and conditions of the Agreement.

     Property Being Sold by the Company/Purchased by Genentech. Approximately 60 acres of real property located in Oceanside, California upon which NIMO is located, together with improvements, related property rights, and certain personal property intangibles and contracts at or related to the real property.

     Purchase Price. $408,130,000.00. A portion of the purchase price equal to the balance of certain payments owed by the Company to the general contractor retained by the Company to construct the improvements on the property will be deposited into an escrow account at closing to pay for the completion of certain work with respect to the improvements.

     Employees. The Company and Genentech intend that following the closing of the sale, the Company will terminate and, subject to provisions of applicable law, Genentech will offer employment, on an “at-will” basis, to approximately 330 of the Company’s employees now working at NIMO. These employees will continue to be employed by the Company for a period of time after the closing and the Company will make these employees available to Genentech during this period in exchange for Genentech’s agreement to reimburse the Company for related costs and expenses.

     Transition Services. The Company and Genentech will enter into a transition services agreement pursuant to which they will provide certain services to each other relating to NIMO during the post-closing transition period.

Existing Relationship between the Company and Genentech

     The Company and Genentech collaborate on the development and commercialization of RITUXAN® (rituximab). RITUXAN is currently marketed and sold worldwide for the treatment of certain B-cell non-Hodgkins’ lymphoma. Under the original collaboration agreement, entered into in March 1995, the Company granted Genentech a worldwide license to develop, commercialize and market RITUXAN in multiple indications. In exchange for these worldwide rights, the Company has copromotion rights in the U.S. and a contractual arrangement under which Genentech shares a portion of the pretax U.S. copromotion profits of RITUXAN with the Company and pays license fees to the Company on sales of RITUXAN outside of the United States. In June 2003, the Company and Genentech amended and restated the original collaboration agreement to include the development and commercialization of one or more anti-CD20 antibodies targeting B-cell disorders, in addition to RITUXAN, for a broad range of indications. RITUXAN is the trade name in the U.S., Canada and Japan for the compound rituximab. MabThera is the tradename for rituximab in the European Union.

Item 2.05 Costs Associated with Exit or Disposal Activities

     As described under Item 1.01 of this Current Report on Form 8-K, the Company entered into a Purchase and Sale Agreement and Joint Escrow Instructions with Genentech, pursuant to which the Company, among other things, agreed to sell the Company’s large-scale biologics manufacturing facility in Oceanside, California, known as “NIMO,” to Genentech. The information contained in Item 1.01 is incorporated into this Item 2.05 by reference.

     The Company’s decision to sell NIMO was made after careful review and analysis by the Company’s management and Board of Directors. The Company previously had planned to use NIMO to manufacture TYSABRI® (natalizumab) and other commercial products. The Company currently manufactures TYSABRI at its manufacturing facility in Research Triangle Park, North Carolina, or RTP. If the Company is able to re-introduce TYSABRI to the market, the Company expects that it will be able to meet foreseeable manufacturing needs for TYSABRI from the RTP manufacturing facility. The Company completed construction of NIMO and obtained the certificate of occupancy for the facility in the fourth quarter of 2004, and had planned to continue commissioning and validation of the facility through 2005 to seek licensing of the facility for the manufacture of TYSABRI in 2006. These plans were affected by the Company’s voluntarily suspension of the marketing and commercial distribution of TYSABRI and dosing of TYSABRI in clinical studies in February 2005. Accordingly, and after taking into account NIMO’s estimated annual operating costs of approximately $80 to $100 million, the Board of Directors of the Company approved the sale of NIMO to Genentech on substantially the terms set forth in the Agreement.

     The Company expects to incur total charges in the range of approximately $80-90 million, before income tax, in connection with the transactions described above. These charges are expected to consist primarily of an approximately $70-78 million write down of NIMO to net selling price and approximately $10-12 million of sales and transfer taxes and other associated transaction costs. The Company expects that future cash expenditures resulting from the transactions described above will be approximately $10-12 million. On an after-tax basis, the total charges incurred in connection with the transactions described above are expected to be in the range of $50-57 million. The Company currently expects that all employees it terminates in connection with the sale will accept Genentech’s offer of employment and that it will not incur any material charges associated with these terminations.

* * * * *

     This report contains forward-looking statements, including but not limited to, statements regarding the sale of NIMO and related assets, the impact of the sale on the employees at NIMO and their future employment, the operating costs of NIMO, the amount of charges and costs the Company expects to incur in connection with the transactions described above, and the ability to meet manufacturing requirements for TYSABRI. These statements are based on the

Company’s current beliefs and expectations as to future outcomes and are not guarantees of future performance. There are a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those expected, including but not limited to, unexpected expenditures, costs and charges related to the transactions described above, the inability of the Company or Genentech to satisfy all of the conditions to closing the sale, and the demand for TYSABRI if the Company is able to re-introduce it to the market. For more detailed information on the risks and uncertainties associated with the Company’s business activities see the reports the Company files with the SEC from time to time, including the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005. The Company undertakes no obligation to publicly update any forward-looking statements made in this report, whether as a result of new information, future events, or otherwise.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biogen Idec Inc.

	By:	/s/ Raymond Arner

Raymond Arner
Acting General Counsel
Date: June 16, 2005